Exhibit (a)(24)

TWENTY-THIRD AMENDMENT DATED APRIL 22, 2020

TO JANUS ASPEN SERIES’

AMENDED AND RESTATED TRUST INSTRUMENT

DATED MARCH 18, 2003

AND AMENDED DECEMBER 29, 2005

Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended, as follows, to (i) remove the reference to Janus Henderson Global Unconstrained Bond Portfolio, which liquidated and terminated on or about March 1, 2019, and (ii) reflect the name change for Janus Henderson Global Technology Portfolio to Janus Henderson Global Technology and Innovation Portfolio, effective on or about April 29, 2020.

SCHEDULE A

Series of the Trust	Available Classes

Janus Henderson Balanced Portfolio	Institutional Shares
Service Shares

Janus Henderson Enterprise Portfolio	Institutional Shares
Service Shares

Janus Henderson Flexible Bond Portfolio	Institutional Shares
Service Shares

Janus Henderson Forty Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Technology and Innovation Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Research Portfolio	Institutional Shares
Service Shares

Janus Henderson Overseas Portfolio	Institutional Shares
Service Shares

Janus Henderson Research Portfolio	Institutional Shares
Service Shares

Janus Henderson U.S. Low Volatility Portfolio	Service Shares

Janus Henderson Mid Cap Value Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Bond Portfolio	Institutional Shares
Service Shares

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